UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2015

Columbia Pipeline Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36838	47-1982552
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

5151 San Felipe St., Suite 2500 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 386-3701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01.	Entry Into a Material Definitive Agreement

On October 5, 2015, Columbia Pipeline Group, Inc. (the “Company”) established a commercial paper program (the “Program”) pursuant to which the Company may issue short-term promissory notes (the “Notes”) pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $1.0 billion. The net proceeds of issuances of the Notes are expected to be used for general corporate purposes.

Initially, three commercial paper dealers will each act as a dealer under the Program (each a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of a commercial paper dealer agreement entered into among the Company, the Guarantors (as defined below) and each Dealer (each, a “Dealer Agreement”). A national bank will act as issuing and paying agent under the Program.

Columbia Energy Group, CPG OpCo LP and CPG OpCo GP LLC, each a wholly owned subsidiary of the Company (collectively, the “Guarantors”), have agreed, jointly and severally, unconditionally and irrevocably to guarantee payment in full of the principal of and interest (if any) on the Notes, pursuant to a guarantee, dated the date of each Dealer Agreement, subject to the possible release of a Guarantor as a result of the occurrence of the Guarantee Release Date (as defined in each Dealer Agreement) with respect to such Guarantor.

Each Dealer Agreement provides the terms under which the respective Dealer will either purchase from the Company or arrange for the sale by the Company of the Notes pursuant to an exemption from federal and state securities laws. Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions. The Dealer Agreements are substantially identical in all material respects except as to the parties thereto. A form of Dealer Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though it were fully set forth herein.

From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which they have received or will receive customary fees and expenses.

The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

10.1	Form of Commercial Paper Dealer Agreement among the Company, the Guarantors and the Dealer party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Pipeline Group, Inc.
(Registrant)

Date: October 5, 2015	By:	/s/ Steven B. Nickerson
Steven B. Nickerson
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Commercial Paper Dealer Agreement among the Company, the Guarantors and the Dealer party thereto.